PROSPECTUS SUPPLEMENT
(To Prospectus dated December 18, 2009)

Filed pursuant to Rule 424(b)(5)
No. 333-163869

4,146,922 Shares of Common Stock

Warrants to Purchase up to 3,317,538 Shares of Common Stock

Pacific Asia Petroleum, Inc.

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering (1) up to 4,146,922 shares of our common stock, at a price of $4.22 per share for aggregate gross proceeds of $17.5 million, (2) warrants to purchase up to 1,658,769  shares of our common stock (and the shares of common stock issuable from time to time upon exercise of these warrants), with an exercise price of $4.50 per share, exercisable immediately until the 42 month anniversary of the closing (the “Series C Warrants”), and (3) warrants to purchase up to 1,658,769 shares of our common stock (and the shares of common stock issuable from time to time upon exercise of these warrants), with an exercise price of $4.12 per share, exercisable immediately until December 5, 2010 (the “Series D Warrants;” together with the Series C Warrants, the “Warrants”), to selected institutional investors under a securities purchase agreements, each dated March 2, 2010, between us and each of the investors.  The common stock and the warrants will be issued separately but will be purchased together in the offering.  If fully exercised, the Warrants would result in additional gross proceeds to the Company of approximately $14.3 million.

Our common stock is listed on the NYSE Amex Equities under the symbol “PAP.” On March 1, 2010, the last reported per share sale price of our common stock was $4.12.  You are urged to obtain current market quotations of our common stock before purchasing any of the shares being offered for sale pursuant to this prospectus.

You should carefully consider the risk factors beginning on page S-5 of this prospectus supplement and set forth in the documents incorporated by reference herein before making any decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Common Share/Total for Common Shares	Per Series C Warrant Share/Total for Warrant Shares		Per Series D Warrant Share/Total for Warrant Shares		Total Offering
Offering Price	$4.22/$17,500,011	$4.50/$7,464,460	(2)	$4.12/$6,834,128	(1)	$31,798,599	(1)
Placement Agent Fees (1)	$0.2532/$1,050,000	--		--		$1,050,000
Proceeds before expenses to us	$3.9668/$16,450,011	$4.50/$7,464,460	(2)	$4.12/$6,834,128	(1)	$30,748,599
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(1)  Rodman & Renshaw, LLC will also receive warrants to purchase up to 124,408 shares of our common stock (and the shares of common stock issuable from time to time upon exercise of these warrants), with an exercise price of $5.275 per share (125% of the public offering price), exercisable beginning on the six month anniversary of the closing day, with an expiration date of March 2, 2015.  In addition, we have agreed to reimburse the placement agent for certain of its expenses as described under the “Plan of Distribution” in this prospectus supplement.
(2) Assumes the valid exercise of the warrants received by the purchasers pursuant to this offering.

______________________________________

Rodman & Renshaw, LLC, a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc. (Nasdaq: RODM), is acting as the exclusive placement agent for the sale of the shares of our common stock and the warrants to purchase shares of common stock. We estimate the total expenses of this offering, excluding the placement agent fees, will be approximately $72,500. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amounts, placement agent fees and net proceeds to us, if any, in this offering are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. The placement agent is not required to sell any specific number or dollar amount of the securities offered in this offering, but will use its best efforts to sell the securities offered. It is anticipated that the shares of common stock and the warrants will be delivered against payment thereon on or before March 5, 2010.

______________________________________

Rodman & Renshaw, LLC

The date of this prospectus supplement is March 3, 2010

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

This prospectus supplement and the accompanying prospectus, dated December 18, 2009, are part of a registration statement on Form S-3 (File No. 333-163869) that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this “shelf” registration process, we, and the selling stockholder may from time to time sell any combination of securities described in the accompanying prospectus in one or more offerings. In this prospectus supplement, we provide you with specific information about the terms of this offering.

As permitted under the rules of the SEC, this prospectus incorporates by reference important information about us that is contained in documents that we file with the SEC, but that are not attached to or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Incorporation of Certain Information by Reference” for further information.

ABOUT THIS PROSPECTUS SUPPLEMENT

 This document comprises two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

In this prospectus supplement, unless otherwise indicated, references to “China” and “PRC” are references to the People's Republic of China, references to “Hong Kong” are to the Hong Kong Special Administrative Region of China, and  references to the Company are to Pacific Asia Petroleum, Inc. (“PAP”), a Delaware corporation, and its present and former subsidiaries, including Pacific Asia Petroleum, Limited (“PAPL”), Pacific Asia Petroleum Energy Limited (“PAPE”), Inner Mongolia Production Co (HK) Limited (“IMPCO HK”), Pacific Asia Petroleum (HK) Limited (“PAP HK”), Inner Mongolia Sunrise Petroleum  Co. Ltd.(“IMPCO Sunrise”), Beijing Dong Fang Ya Zhou Petroleum Technology Service Company Limited  (”Dong Fang”), and CAMAC Petroleum Limited (“CPL”).

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus to which it relates. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. The information contained in this prospectus supplement and contained, or incorporated by reference, in the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of common stock. This prospectus supplement is an offer to sell only the shares and warrants offered hereby by us, but only under circumstances and in jurisdictions where it is lawful to do so.

FORWARD-LOOKING STATEMENTS

This prospectus supplement contains and incorporates “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the United States Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases like “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “target,” “expects,” “management believes,” “we believe,” “we intend,” “we may,” “we will,” “we should,” “we seek,” “we plan,” the negative of those terms, and similar words or phrases. We base these forward-looking statements on our expectations, assumptions, estimates and projections about our business and the industry in which we operate as of the date of this prospectus supplement. These forward-looking statements are subject to a number of risks and uncertainties that cannot be predicted, quantified or controlled and that could cause actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Statements in this prospectus supplement and in documents incorporated into this prospectus supplement, including those set forth below in “Risk Factors,” describe factors, among others, that could contribute to or cause these differences.

Because the factors discussed in this prospectus supplement or incorporated by reference could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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PROSPECTUS SUPPLEMENT SUMMARY

The following information supplements, and should be read together with, the information contained or incorporated by reference in other parts of this prospectus supplement and in the accompanying prospectus.  This summary highlights selected information contained elsewhere in this prospectus supplement or the documents incorporated by reference herein.  Because the following is only a summary, it does not contain all of the information that you should consider before investing in our common stock.  You should carefully read this entire prospectus supplement and the accompanying prospectus, including the factors described under the heading “Risk Factors” included in this prospectus supplement and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision.

PACIFIC ASIA PETROLEUM, INC.

General

Pacific Asia Petroleum, Inc. is a development stage company formed to develop new energy ventures, directly and through joint ventures and other partnerships in which it may participate. Members of the Company’s senior management team have experience in the fields of petroleum engineering, geology, field development and production, operations, international business development and finance.  Members of the Company’s management team have held management and executive positions with Texaco Inc. and other international energy companies and have managed energy projects in China  and elsewhere. Members of the Company’s management team also have experience in oil drilling, operations, geology, engineering, government relations and sales in China’s energy sector.  The Company considers itself currently to be engaged in a single business segment--oil and gas exploration, development and production.

History and Corporate Structure

General

The Company was incorporated in the State of Delaware in 1979 under the name “Gemini Marketing Associates, Inc.”  In 1994, the Company changed its name from “Gemini Marketing Associates, Inc.” to “Big Smith Brands, Inc.,” in 2006 it again changed its name to “Pacific East Advisors, Inc.,” and in 2007 it again changed its name to “Pacific Asia Petroleum, Inc.” As Big Smith Brands, Inc., the Company operated as an apparel company engaged primarily in the manufacture and sale of work apparel, and was listed on the Nasdaq Stock Market’s Small-Cap Market from 1995 until December 4, 1997, and the Pacific Stock Exchange from 1995 until April 1, 1999.  In 1999, the Company sold all of its assets related to its workwear business to Walls Industries, Inc., and in 1999 filed for voluntary bankruptcy under Chapter 11 of the United States Bankruptcy Code. The final bankruptcy decree was entered on August 8, 2001, and thereafter the Company existed as a “shell company,” but not a “blank check” company, under regulations promulgated by the SEC and had no business operations and only nominal assets until May 2007, when it consummated the mergers of Inner Mongolia Production Company LLC (“IMPCO”) and Advanced Drilling Services, LLC (“ADS”) into wholly-owned subsidiaries of the Company.  In December 2007, the Company merged these wholly-owned subsidiaries into the parent company, resulting in the cessation of the separate corporate existence of each of IMPCO and ADS and the assumption by the Company of the businesses of IMPCO and ADS.  In connection with the mergers, the Company changed its name from “Pacific East Advisors, Inc.” to “Pacific Asia Petroleum, Inc.”  In July 2008, the Company consummated the merger of Navitas Corporation, a Nevada corporation whose sole assets were comprised of Company Common Stock and certain deferred tax assets, with and into the Company, and the separate corporate existence of Navitas Corporation ceased upon effectiveness of the merger.  On November 5, 2009, the Company’s common stock became listed on the NYSE Amex under the symbol “PAP.”

Subsidiaries and Joint Ventures

Inner Mongolia Production Company (HK) Limited: In December 2005, we formed a Hong Kong corporation, Inner Mongolia Production Company (HK) Limited, , or IMPCO HK, as a wholly-owned subsidiary, for the purpose of entering into certain business transactions in China.  IMPCO HK is a joint venture partner in Inner Mongolia Sunrise Petroleum Co. Ltd., described in more detail below.

Inner Mongolia Sunrise Petroleum Co. Ltd. and Beijing Jinrun Hongda Technology Co., Limited: In March 2006, we formed Inner Mongolia Sunrise Petroleum Co. Ltd., or IMPCO Sunrise, a Chinese joint venture company which is owned 97% by IMPCO HK and 3% by Beijing Jinrun Hongda Technology Co., Ltd. (“BJHTC”), an unaffiliated Chinese corporation.  We formed IMPCO Sunrise as an indirect subsidiary to engage in Chinese energy ventures.  Under Chinese law, a foreign-controlled Chinese joint venture company must have a Chinese partner. BJHTC is IMPCO HK’s Chinese partner in IMPCO Sunrise. IMPCO Sunrise is governed and managed by a Board of Directors comprised of three members, two of whom are appointed by IMPCO HK and one by BJHTC.  Through December 31, 2008 IMPCO HK advanced a total of $400,507 to BJHTC, which then invested that amount in IMPCO Sunrise and issued notes to IMPCO HK for that amount. The notes a were repayable in Chinese yuan (“RMB”).  As of December 31, 2008, IMPCO HK recorded an impairment adjustment of $273,618 on these notes to reduce the carrying amount to $386,415. Based upon the delay in achieving net income in IMPCO Sunrise, the impact of the significant decline in the price of oil in the second half of 2008, the amount of uncollected interest on the note, and the required date for repayment, it was determined in the fourth quarter of 2008 that the note was impaired. The impairment adjustment included the write-off of accrued interest included in the principal balance.  BJHTC is obligated to apply any remittances received from IMPCO Sunrise directly to IMPCO HK. IMPCO Sunrise is authorized to pay these remittances directly to IMPCO HK on BJHTC’s behalf, until the debt is satisfied. On December 31, 2009 the total recorded capital of IMPCO Sunrise was reduced by agreement among IMPCO Sunrise and its owners, and the reduction (including the BJHTC share) was reclassified as an intercompany loan from IMPCO HK to IMPCO Sunrise.  The outside note receivable of IMPCO HK from BJHTC was reduced as a result, without recording any additional impairment adjustment.   The recorded balance for this note receivable was $33,015 at December 31, 2009.  IMPCO Sunrise is a party to the Chifeng Agreement and is pursuing the Chifeng opportunity as described above.

Pacific Asia Petroleum, Limited: In September 2007, we formed Pacific Asia Petroleum, Limited, or PAPL, as our wholly-owned Hong Kong corporate subsidiary, for the purpose of entering into certain business transactions in China.

Pacific Asia Petroleum (HK) Limited: In May 2008, we formed a Hong Kong corporation, Pacific Asia Petroleum (HK) Limited, or PAP HK, as our wholly-owned subsidiary, for the purpose of entering into certain business transactions in China.  PAP HK has not entered into any transactions to date.

Pacific Asia Petroleum Energy Limited: In April 2009, we formed a Hong Kong corporation, Pacific Asia Petroleum Energy Limited, or PAPE, which, after the transfer of PAPE shares to BSG, is 70% owned by PAP and 30% owned by BSG, in connection with the establishment of the Company’s Enhanced Oil Recovery and Production program and operations (“EORP”), as described in greater detail below.

Beijing Dong Fang Ya Zhou Petroleum Technology Service Company Limited: In September 2009, we formed Beijing Dong Fang Ya Zhou Petroleum Technology Service Company Limited, or Dong Fang, a Chinese joint venture company which is owned 75.5% by PAPE and 24.5% by LXD.  Dong Fang was formed in connection with the Company’s EORP program and operations, as described in greater detail below.

CAMAC Petroleum Limited: In December 2009, we formed a Nigerian corporation, CAMAC Petroleum Limited, which is a wholly-owned subsidiary of the Company, for the purpose of acquiring the Oyo Field production sharing contract interest as described in greater detail below.

CAMAC Transaction

On November 18, 2009, we announced our entry into a Purchase and Sale Agreement (the “Purchase Agreement”) with CAMAC Energy Holdings Limited and certain of its affiliates (“CAMAC”), pursuant to which we agreed to acquire all of CAMAC’s interest in a Production Sharing Contract (the “Oyo Field PSC”) with respect to that certain oilfield asset known as the Oyo Field (the “Contract Rights” and the transaction, the “CAMAC Transaction”).  The PSC sets out the terms of agreement in relation to petroleum operations in the area covered by the Oil Mining Lease 120 and Oil Mining Lease 121 granted on August 28, 2002 by the Federal Republic of Nigeria to affiliates of CAMAC with respect to Oil Prospecting License Block 210 awarded to Allied on June 3, 1992 by the Federal Republic of Nigeria.  In exchange for the Contract Rights, the Company has agreed to pay $38.84 million in cash, and issue common stock to CAMAC equal to 62.74% of the Company’s issued and outstanding common stock.

The CAMAC Transaction is expected to close during the first quarter of 2010, and is subject to the satisfaction of customary conditions to closing, including, without limitation:  (i) the negotiation and entry by the parties into certain other agreements as set forth in the Purchase Agreement in forms reasonably satisfactory to the parties; (ii) our consummation of a financing on terms reasonably acceptable to CAMAC resulting in gross proceeds of at least USD $45 million to the Company; and (iii) the approval of our stockholders of the Purchase Agreement and the transactions contemplated thereby.  In addition, for a period commencing on the closing and ending the date that is one (1) year following the closing, the parties agree that our Board of Directors will consist of seven (7) members, four (4) of whom will be nominated by CAMAC, and three (3) of whom shall be current Company directors.  The Purchase Agreement also contains other customary terms, including, but not limited to, representations and warranties, indemnification and limitation of liability provisions, termination rights, and break-up fees if either party terminates under certain circumstances.   The offering to which this prospectus supplement relates is a part of the required financing.  For details regarding the Purchase Agreement see the Company’s Form 8-K filed with the SEC on November 23, 2009, and the exhibits thereto.  For a detailed summary of the CAMAC transaction and the risk factors associated with the transaction, please see our Preliminary Proxy Statement on Schedule 14A, filed with the SEC on December 31, 2009.

The following chart reflects our current corporate organizational structure:

Our executive offices are located at 250 East Hartsdale Ave., Suite 47, Hartsdale, New York 10530 and our telephone number is (914) 472-6070. We also have an office located in Beijing, China. We maintain a website at www.papetroleum.com that contains information about us, but that information is not a part of this report.

Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are available on our website free of charge as soon as practicable after such reports are electronically filed or furnished to the SEC.  Investors may also register on the Company’s website to receive updates about the Company.

THE OFFERING

Common stock offered by us	4,146,922 shares directly.

Warrants offered by us	Two series with an aggregate of 3,317,538 shares issuable upon exercise of warrants.

Common stock outstanding immediately following the offering
53,379,874 shares, based on 49,232,952 shares of common stock outstanding as of March 2, 2010 and excluding any shares of our common stock issuable upon exercise of outstanding warrants (including warrants issued in this offering), options or other rights to purchase shares of our common stock, including the warrants.

Use of proceeds
We currently intend to use the net proceeds from this offering for working capital requirements, and we may also use the net proceeds from this offering to fund (i) the Company’s acquisition from CAMAC of the Contract Rights, and (ii) other asset acquisitions and ventures.

Risk factors
You should carefully consider the risk factors contained and incorporated by reference in this prospectus supplement before making an investment decision. The specific risks are set forth under the caption “Risk Factors” section beginning on page S-5 of this prospectus supplement.

NYSE Amex symbol	“PAP”

RISK FACTORS

Investing in our common stock involves a high degree of risk.  In addition to the other information contained in this prospectus supplement, the accompanying prospectus and in documents that we incorporate by reference, you should carefully consider the risks discussed below, before making a decision about investing in our securities.  If any of these risks occur, our business, financial condition and results of operations could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks Related to the Company’s Business

The Company’s limited operating history makes it difficult to predict future results and raises substantial doubt as to its ability to successfully develop profitable business operations.

The Company’s limited operating history makes it difficult to evaluate its current business and prospects or to accurately predict its future revenue or results of operations, and raises substantial doubt as to its ability to successfully develop profitable business operations. The Company’s revenue and income potential are unproven. As a result of its early stage of development, and to keep up with the frequent changes in the energy industry, it is necessary for the Company to analyze and revise its business strategy on an ongoing basis. Companies in early stages of development, particularly companies in new and rapidly evolving energy industry segments, are generally more vulnerable to risks, uncertainties, expenses and difficulties than more established companies.

The Company’s ability to diversify risks by participating in multiple projects and joint ventures depends upon its ability to raise capital and the availability of suitable prospects, and any failure to raise needed capital and secure suitable projects would negatively affect the Company’s ability to operate.

The Company’s business strategy includes spreading the risk of oil and natural gas exploration, development and drilling, and ownership of interests in oil and natural gas properties, by participating in multiple projects and joint ventures, in particular with major Chinese government-owned oil and gas companies as joint venture partners. If the Company is unable to secure sufficient attractive projects as a result of its inability to raise sufficient capital or otherwise, the average quality of the projects and joint venture opportunities may decline and the risk of the Company’s overall operations could increase.

The loss of key employees could adversely affect the Company’s ability to operate.

The Company believes that its success depends on the continued service of its key employees, as well as the Company’s ability to hire additional key employees, when and as needed. Each of Frank C. Ingriselli, the Company’s President and Chief Executive Officer, Stephen F. Groth, its Vice President and Chief Financial Officer, and Richard Grigg, the Company’s Senior Vice President and Managing Director, has the right to terminate his employment at any time without penalty under his employment agreement. The unexpected loss of the services of either Mr. Ingriselli, Mr. Groth, Mr. Grigg, or any other key employee, or the Company’s failure to find suitable replacements within a reasonable period of time thereafter, could have a material adverse effect on the Company’s ability to execute its business plan and therefore, on its financial condition and results of operations.

The Company may not be able to raise the additional capital necessary to execute its business strategy, which could result in the curtailment or cessation of the Company’s operations.

The Company will need to raise substantial additional funds to fully fund its existing operations, consummate all of its current asset transfer and acquisition opportunities currently contemplated and for the development, production, trading and expansion of its business. On December 31, 2009, the Company had positive working capital of approximately $3.9- (including $3.6 million in cash and cash equivalents).  Other than the recent financing transaction (registered direct offering) disclosed in this prospectus supplement, the Company has no current arrangements with respect to sources of additional financing, and the needed additional financing may not be available on commercially reasonable terms on a timely basis, or at all. The inability to obtain additional financing, when needed, would have a negative effect on the Company, including possibly requiring it to curtail or cease operations. If any future financing involves the sale of the Company’s equity securities, the shares of Common Stock held by its stockholders could be substantially diluted. If the Company borrows money or issues debt securities, it will be subject to the risks associated with indebtedness, including the risk that interest rates may fluctuate and the possibility that it may not be able to pay principal and interest on the indebtedness when due.

Insufficient funds will prevent the Company from implementing its business plan and will require it to delay, scale back, or eliminate certain of its programs or to license to third parties rights to commercialize rights in fields that it would otherwise seek to develop itself.

Failure by the Company to generate sufficient cash flow from operations could eventually result in the cessation of the Company’s operations and require the Company to seek outside financing or discontinue operations.

The Company’s business activities require substantial capital from outside sources as well as from internally-generated sources. The Company’s ability to finance a portion of its working capital and capital expenditure requirements with cash flow from operations will be subject to a number of variables, such as:

●	the level of production of existing wells;

●	prices of oil and natural gas;

●	the success and timing of development of proved undeveloped reserves;

●	cost overruns;

●	remedial work to improve a well’s producing capability;

●	direct costs and general and administrative expenses of operations;

●	reserves, including a reserve for the estimated costs of eventually plugging and abandoning the wells;

●	indemnification obligations of the Company for losses or liabilities incurred in connection with the Company’s activities; and

●	general economic, financial, competitive, legislative, regulatory and other factors beyond the Company’s control.

The Company might not generate or sustain cash flow at sufficient levels to finance its business activities. When and if the Company generates significant revenues, if such revenues were to decrease due to lower oil and natural gas prices, decreased production or other factors, and if the Company were unable to obtain capital through reasonable financing arrangements, such as a credit line, or otherwise, its ability to execute its business plan would be limited and it could be required to discontinue operations.

The Company’s failure to capitalize on its two existing definitive production agreements, to fully consummate the transactions contemplated by the Letter of Understanding related to its enhanced oil recovery and production opportunities,  and/or enter into additional agreements could result in an inability by the Company to generate sufficient revenues and continue operations even if the CAMAC Transaction is consummated.

The Company’s only definitive production contracts that have been secured to date are (i) the Contract for Cooperation and Joint Development with Chifeng Zhongtong Oil and Natural Gas Co. (“Chifeng”) covering an oil field in Inner Mongolia, and (ii) the Production Sharing Contract entered into with China United Coalbed Methane Co., Ltd. (“CUCBM”) granting the Company exclusive rights to a large contract area located in the Shanxi Province of China ( the “CUCBM Contract Area”), for the exploitation of coalbed methane (“CBM”) and tight gas sand resources (the "Zijinshan PSC"). The Company has not entered into definitive agreements with respect to any other ventures that it is currently pursuing other than (i) the Letter of Understanding, dated May 13, 2009, as amended (the “LOU”), entered into with Mr. Li Xiangdong (“LXD”) and Mr. Ho Chi Kong (“HCK”), related to the Company’s current enhanced oil recovery and production (“EORP”) operations, and (ii) the proposed CAMAC Transaction. The Company’s ability to consummate the CAMAC Transaction and secure one or more additional ventures is subject to, among other things, (i) the amount of capital the Company raises in the future; (ii) the availability of land for exploration and development in the geographical regions in which the Company’s business is focused; (iii) the nature and number of competitive offers for the same projects on which the Company is bidding; and (iv) approval by government and industry officials. The Company may not be successful in executing definitive agreements in connection with any other ventures, or otherwise be able to secure any additional ventures it pursues in the future. Failure of the Company to capitalize on its existing contracts and/or to secure one or more additional business opportunities would have a material adverse effect on the Company’s business and results of operations, and could result in the cessation of the Company’s business operations, even if the CAMAC Transaction is consummated.

The Company’s oil and gas operations will involve many operating risks that can cause substantial losses.

The Company expects to produce, transport and market potentially toxic materials, and purchase, handle and dispose of other potentially toxic materials in the course of its business. The Company’s operations will produce byproducts, which may be considered pollutants. Any of these activities could result in liability, either as a result of an accidental, unlawful discharge or as a result of new findings on the effects the Company’s operations on human health or the environment. Additionally, the Company’s oil and gas operations may also involve one or more of the following risks:

●	fires;

●	explosions;

●	blow-outs;

●	uncontrollable flows of oil, gas, formation water, or drilling fluids;

●	natural disasters;

●	pipe or cement failures;

●	casing collapses;

●	embedded oilfield drilling and service tools;

●	abnormally pressured formations;

●	damages caused by vandalism and terrorist acts; and

●	environmental hazards such as oil spills, natural gas leaks, pipeline ruptures and discharges of toxic gases.

In the event that any of the foregoing events occur, the Company could incur substantial losses as a result of (i) injury or loss of life; (ii) severe damage or destruction of property, natural resources or equipment; (iii) pollution and other environmental damage; (iv) investigatory and clean-up responsibilities; (v) regulatory investigation and penalties; (vi) suspension of its operations; or (vii) repairs to resume operations. If the Company experiences any of these problems, its ability to conduct operations could be adversely affected. Additionally, offshore operations are subject to a variety of operating risks, such as capsizing, collisions and damage or loss from typhoons or other adverse weather conditions. These conditions can cause substantial damage to facilities and interrupt production.

The Company is a development-stage company and may continue to incur losses for a significant period of time, dependent upon whether the CAMAC Transaction is consummated and the future net earnings, if any, from the Transaction.

The Company is a development-stage company with minimal revenues to date.  As of December 31, 2009, the Company had an accumulated deficit to stockholders of approximately $20.5 million. The Company expects to continue to incur significant expenses relating to its identification of new ventures and investment costs relating to these ventures. Additionally, fixed commitments, including salaries and fees for employees and consultants, rent and other contractual commitments may be substantial and are likely to increase as additional ventures are entered into and personnel are retained prior to the generation of significant revenue. Energy ventures, such as oil well drilling projects, generally require a significant period of time before they produce resources and in turn generate profits. The CAMAC Transaction, if consummated, may or may not result in net earnings in excess of the Company’s losses on other ventures under development or in a start-up phase. The Company may not achieve or sustain profitability on a quarterly or annual basis, or at all.

The Company will be dependent upon others for the storage and transportation of oil and gas, which could result in significant operational costs to the Company and depletion of capital.

The Company does not own storage or transportation facilities and, therefore, will depend upon third parties to store and transport all of its oil and gas resources when and if produced. The Company will likely be subject to price changes and termination provisions in any contracts it may enter into with these third-party service providers. The Company may not be able to identify such third-parties for any particular project. Even if such sources are initially identified, the Company may not be able to identify alternative storage and transportation providers in the event of contract price increases or termination. In the event the Company is unable to find acceptable third-party service providers, it would be required to contract for its own storage facilities and employees to transport the Company’s resources. The Company may not have sufficient capital available to assume these obligations, and its inability to do so could result in the cessation of its business.

The Company may not be able to manage its anticipated growth, which could result in the disruption of the Company’s operations and prevent the Company from generating meaningful revenue.

Subject to its receipt of additional capital, the Company plans to significantly expand operations to accommodate additional development projects and other opportunities. This expansion will likely strain its management, operations, systems and financial resources. To manage its recent growth and any future growth of its operations and personnel, the Company must improve and effectively utilize its existing operational, management and financial systems and successfully recruit, hire, train and manage personnel and maintain close coordination among its technical, finance, development and production staffs. The Company may need to hire additional personnel in certain operational and other areas during 2010. In addition, the Company may also need to increase the capacity of its software, hardware and telecommunications systems on short notice, and will need to manage an increasing number of complex relationships with strategic partners and other third parties. The failure to manage this growth could disrupt the Company’s operations and ultimately prevent the Company from generating meaningful revenue.

An interruption in the supply of materials, resources and services the Company plans to obtain from third party sources could limit the Company’s operations and cause unprofitability.

Once it has identified, financed, and acquired projects, the Company will need to obtain other materials, resources and services, including, but not limited to, specialized chemicals and specialty muds and drilling fluids, pipe, drill-string, geological and geophysical mapping and interruption services. There may be only a limited number of manufacturers and suppliers of these materials, resources and services. These manufacturers and suppliers may experience difficulty in supplying such materials, resources and services to the Company sufficient to meet its needs or may terminate or fail to renew contracts for supplying these materials, resources or services on terms the Company finds acceptable including, without limitation, acceptable pricing terms. Any significant interruption in the supply of any of these materials, resources or services, or significant increases in the amounts the Company is required to pay for these materials, resources or services, could result in a lack of profitability, or the cessation of operations, if unable to replace any material sources in a reasonable period of time.

 The Company does not have a plan to carry insurance policies in China and will be at risk of incurring personal injury claims for its employees and subcontractors, and incurring loss of business due to theft, accidents or natural disasters.

The Company does not carry, and does not plan to carry, any policies of insurance to cover any type of risk to its business in China, including, without limitation, the risks discussed above. In the event that the Company were to incur substantial liabilities with respect to one or more incidents, this could adversely affect its operations and it may not have the necessary capital to pay its portion of such costs and maintain business operations.

The Company is exposed to concentration of credit risk, which may result in losses in the future.

The Company is exposed to concentration of credit risk with respect to cash, cash equivalents, short-term investments, long-term investments, and long-term advances.  At December 31, 2009, 65% ($1,291,455) of the Company’s total cash was on deposit at HSBC in China and Hong Kong.  Also at that date (unaudited), 64% ($1,028,762) of the Company’s total cash equivalents was invested in a single money market fund in the U.S.  At December 31, 2008, 78% ($975,681) of the Company’s total cash was on deposit in China at the Bank of China.  Also at that date, 48.7% ($4,514,167) of the Company’s total cash equivalents was invested in a single money market fund in the U.S.

Risks Related to the CAMAC Transaction

We cannot be sure if or when the CAMAC Transaction will be completed, if at all.

The consummation of the CAMAC Transaction is subject to the satisfaction of various conditions, many of which are beyond our control, including, but not limited to, the approval of the CAMAC Transaction by the Company’s stockholders, and a termination right by either party if the CAMAC Transaction is not completed by March 31, 2010.  Under the terms of the Purchase Agreement, the Company is obligated to raise at least $45 million of additional equity (the “Minimum Financing”).  The Company is also obligated to pay $38.84 million in cash and issue shares equaling 62.74% of the Company’s issued and outstanding Common Stock, after giving effect to the CAMAC Transaction and the Minimum Financing, to consummate the CAMAC Transaction.  The Company successfully raised an aggregate of approximately $37.5 million through the offering and issuance of 5,000,000 shares of its Common Stock on February16, 2010 and 4,146,922 shares of its Common Stock in the financing described elsewhere in this prospectus supplement.  Although the Company is currently negotiating reduction of the Minimum Financing closing requirement as well as the amount of cash payment required at closing, and we believe that the cash raised in the recent financings, together with other cash reserves, will be sufficient to meet such adjusted Minimum Financing and the cash purchase price payment requirements at closing, we cannot guarantee that we will be able to successfully conclude such negotiations or satisfy the other closing conditions set forth in the Purchase Agreement.  If we are unable to successfully negotiate reduction of the Minimum Financing amount or the amount of the cash payable at the closing, we may be required to raise additional capital in order to consummate the CAMAC Transaction. and there is no assurance that we can do so in a timely manner or on terms favorable to the company, if at all. In addition, if we are unable to satisfy the closing conditions in the Purchase Agreement, CAMAC will not be obligated to complete the CAMAC Transaction and we may still incur the significant transaction costs described below.

We will incur significant costs in connection with the CAMAC Transaction, whether or not it is completed.

We currently expect to incur approximately $500,000 in costs related to the CAMAC Transaction. These expenses include, but are not limited to, financial advisory, legal and accounting fees and expenses, employee expenses, filing fees, printing expenses, proxy solicitation and other related charges. We may also incur additional unanticipated expenses in connection with the CAMAC Transaction. Approximately $400,000 of the costs related to the CAMAC Transaction, such as legal fees and due diligence fees, will be incurred regardless of whether the CAMAC Transaction is completed. The incurrence of these expenses will reduce the amount of cash available to be used for other corporate purposes, including for use in our ongoing operations.

The Purchase Agreement will expose the Company to contingent liabilities.

Under the Purchase Agreement, we have agreed to indemnify CAMAC for a number of matters including the breach of our representations, warranties and covenants contained in the Purchase Agreement, which indemnification obligations could result in significant cash payments by the Company that could materially and negatively impact its results of operations.

We may not realize the intended benefits of the CAMAC Transaction if revenues from the Oyo Field Production Sharing Contract are not as projected.

The Company conducted extensive legal, financial and technical due diligence on the Oyo Field Production Sharing Contract (“Oyo PSC”) and the Oyo Field, reviewed and analyzed the Estimate of Reserves and Future Revenue report prepared for Allied Energy Corporation by Netherland, Sewell & Associates, Inc., dated May 1, 2008 (the “NSAI Report”), and commissioned Somerley Limited to prepare a valuation of the Contract Rights based, in part, on the anticipated future revenues to be derived through its interests in the Oyo Field.  However, the reserve information provided in the NSAI Report and the assumptions underlying the Company’s valuation models, including, but not limited to, actual quantities of oil produced from the Oyo Field, projected oil prices, anticipated tax rates, and historic and future operating expenses allocable to the Oyo Field, are subject to change.  For example, since the Company's initial December 2009 assessment of the valuation of the interests being acquired in the Oyo Field and Oyo Field PSC, CAMAC has reported to the Company that actual production from the two producing wells has averaged between 12,000 bpd and 20,000 bpd since December 2009, associated gas production has been approximately 15 million cubic feet per day, and that the possible drilling of a third production well is expected to increase average production in 2011 to between approximately 23,000 bpd and 25,000 bpd.   As a result, the Company has updated its view of the current estimated net present value of the interests being acquired from approximately $380 million to approximately $330 million, using a reduced oil price scenario and an average production rate of 15,000 bpd in 2010, and 23,000 bpd in 2011. If any of the assumptions underlying the Company’s valuation models undergo further material changes, then the estimated net present value of the Company’s interests in the Oyo Field and Oyo Field PSC may be subject to further change.  If the value of the interests decrease substantially as a result of such changes, the interests being acquired may ultimately prove to be worth less than the total consideration the Company will be paying to CAMAC for such interests under the Purchase Agreement, and the Company may not realize the intended benefits of the CAMAC Transaction.

Applicable Nigerian income tax rates could adversely affect the value of the Oyo Field asset.

The Oyo Field, income derived therefrom, and CAMAC Petroleum Limited as our acquiring subsidiary in the CAMAC Transaction (“CPL”), will be subject to the jurisdiction of the Nigerian taxing authorities.  The Nigerian government applies different tax rates upon income derived from Nigerian oil operations ranging from 50% to 85%, based on a number of factors.  The final determination of the tax liabilities with respect to the Oyo Field involves the interpretation of local tax laws and related authorities. In addition, changes in the operating environment, including changes in tax law and currency/repatriation controls, could impact the determination of tax liabilities with respect to the Oyo Field for a tax year.  While CAMAC believes the tax rate applicable to the Oyo Field and the Oyo Field PSC is 50%, the actual applicable rate could be higher, which could result in a material decrease in the profits allocable to the Company under the Oyo Field PSC.

Failure to complete the CAMAC Transaction could cause our stock price to decline.

If the CAMAC Transaction is not completed for any reason, our stock price may decline because costs related to the CAMAC Transaction, such as legal and accounting, must be paid even if the CAMAC Transaction is not completed. In addition, if the CAMAC Transaction is not completed, our stock price may decline to the extent that the current market price reflects a market assumption that the CAMAC Transaction will be completed.

The Company and CAMAC may waive one or more of the conditions to the CAMAC Transaction without re-soliciting stockholder approval for the CAMAC Transaction.

Each of the conditions to the Company’s and CAMAC’s obligations to complete the CAMAC Transaction may be waived, in whole or in part, to the extent permitted by applicable laws, by agreement of the Company and CAMAC. The Board of Directors of the Company will evaluate the materiality of any such waiver to determine whether amendment of the proxy statement and resolicitation of proxies is warranted. However, the Company generally does not expect any such waiver to be sufficiently material to warrant resolicitation of the stockholders. In the event that the Board of Directors of the Company determines any such waiver is not sufficiently material to warrant resolicitation of stockholders, the Company may determine to complete the CAMAC Transaction without seeking further stockholder approval.

The issuance of the consideration shares to CAMAC and the contemplated issuance of additional securities to satisfy the Minimum Financing closing condition may dilute our earnings per share, could lower our stock price and adversely affect our ability to raise additional capital in a subsequent financing. If we are unable to obtain additional capital in future years, we may be unable to proceed with our plans and we may be forced to curtail our operations.

The Company successfully raised an aggregate of approximately $37.5 million through the offering and issuance of 5,000,000 shares of its Common Stock on February 16, 2010, and 4,146,922 shares of its Common Stock in the financing described elsewhere in this prospectus supplement.  The Company is currently negotiating reduction of the Minimum Financing closing requirement as well as the amount of cash payment required at closing, and we believe that the cash raised in the recent financings, together with other cash reserves, will be sufficient to meet such Minimum Financing and the cash purchase price payment requirements at closing.  However, the securities issued in these financings, as well as other securities issuable in connection with the Purchase Agreement combined may result in dilution to our earnings per share and could lead to the issuance of securities with rights superior to our current outstanding securities.

We will also require additional working capital to support our long-term growth strategies and we may not be able to obtain adequate levels of additional financing, whether through equity financing, debt financing or other sources.   Any additional financing that involves the issuance of Company Common Stock or other securities that are convertible into or exercisable for the Company’s Common Stock may result in dilution to the Company’s stockholders, including CAMAC following the CAMAC Transaction. In addition, we may grant registration rights to investors purchasing our equity or debt securities in the future. If we are unable to raise additional financing, we may be unable to implement our long-term growth strategies, develop or enhance our products and services, take advantage of future opportunities or respond to competitive pressures on a timely basis, if at all.  In addition, a lack of additional financing could force us to substantially curtail operations.

The passage into law of the Nigerian Petroleum Industry Bill could create additional fiscal and regulatory burdens on the parties to the Oyo Field PSC, which could have a material adverse effect on the profitability of the production.

A draft Petroleum Industry Bill (“PIB”) is currently undergoing legislative process at the Nigerian National Assembly. The draft PIB seeks to introduce significant changes to legislation governing the oil and gas sector in Nigeria, including new fiscal regulatory and tax obligations and expanded fiscal and regulatory oversight that may impose additional operational and regulatory burdens on the operating contractor under the Oyo Field PSC and impact the economic benefits anticipated by the parties to the Oyo Field PSC.  Any such fiscal and regulatory changes could have a negative impact on the profits allocable to the Company under the Oyo Field PSC.

The Oyo Field is subject to the instability of the Nigerian Government.

The government of Nigeria originally granted the rights to the Oyo Field to CAMAC. The government of Nigeria has historically experienced instability, which is out of management’s control. The Company’s ability to exploit its interests in this area pursuant to the Oyo Field PSC may be adversely impacted by unanticipated governmental action. The future success of the Company’s Oyo Field interest may also be adversely affected by risks associated with international activities, including economic and labor conditions, political instability, risk of war, expropriation, repatriation, termination, renegotiation or modification of existing contracts, tax laws (including host-country import-export, excise and income taxes and United States taxes on foreign subsidiaries) and changes in the value of the U.S. dollar versus the local currencies in which future oil and gas producing activities may be denominated. Changes in exchange rates may also adversely affect the Company’s future results of operations and financial condition.  Realization of any of these factors could materially and adversely affect our financial position, results of operations and cash flows.

The Oyo Field is located in an area where there are high security risks, which could result in harm to the Oyo Field operations and our interest in the Oyo Field.

The Oyo Field is located approximately 75 miles off the Southern Nigerian coast in deep-water.  There are some risks inherent to oil production in Nigeria. In June 2008, Shell’s Bonga Oilfield, which is near the Oyo Field, was attacked by Nigerian militants, causing Shell to shut down the operation of the field. In June 2009, another Nigerian offshore oilfield operated by Shell, the Ofirma Field, and a flow station operated by Chevron were attacked by Nigerian Militants. Subsequently, Shell was forced to shut down some of its oil production in the region. In addition, an attack like that of September 11, 2001 or longer-lasting wars or international hostilities, including those currently in Afghanistan and Iraq could damage the world economy and adversely affect the availability of and demand for crude oil and petroleum products and negatively affect our investment and our customers’ investment decisions over an extended period of time. Despite undertaking various security measures and being situated 75 miles offshore the Nigerian coast, the Floating Production Storage and Offloading (“FPSO”) vessel  currently being used for petroleum production in the Oyo Field may become subject to terrorist acts and other acts of hostility like piracy. Such actions could adversely impact our overall business, financial condition and operations. In addition, the Oyo Field’s financial viability may also be negatively affected by changing economic, political and governmental conditions in Nigeria. Moreover, we operate in a sector of the economy that is likely to be adversely impacted by the effects of political instability, terrorist or other attacks, war or international hostilities.

The FPSO vessel may be requisitioned by the Nigerian without adequate compensation.

The Nigerian government could requisition or seize the FPSO vessel. Under requisition for title, a government takes control of a vessel and becomes its owner. Under requisition for hire, a government takes control of a vessel and effectively becomes its charterer at dictated charter rates. Generally, requisitions occur during periods of war or emergency. Although we would be entitled to compensation in the event of a requisition, the amount and timing of payment would be uncertain.

Maritime disasters and other operational risks may adversely impact our reputation, financial condition and results of operations.

The operation of the FPSO vessel has an inherent risk of maritime disaster, environmental mishaps, cargo and property losses or damage and business interruptions caused by, among others:

•	mechanical failure;

•	damages requiring dry-dock repairs;

•	human error;

•	labor strikes;

•	adverse weather conditions;

•	vessel off hire periods

•	regulatory delays; and

•	political action, civil conflicts, terrorism and piracy in countries where vessel operations are conducted, vessels are registered or from which spare parts and provisions are sourced and purchased.

Any of these circumstances could adversely affect the operation of the FPSO vessel, and result in loss of revenues or increased costs and adversely affect our profitability. Terrorist acts and regional hostilities around the world in recent years have led to increase in insurance premium rates and the implementation of special “war risk” premiums for certain areas.   Such increases in insurance rates may adversely affect our profitability with respect to the Oyo Field asset.

We will depend on NAE as the operating contractor under the Oyo Field PSC, which may result in operating costs, methods and timing of operations and expenditures beyond the Company’s control, and potential delay or discontinuation of operations and production.

As operating contractor of the Oyo Field under the Oyo Field PSC, Nigerian Agip Exploration Ltd (“NAE”), a subsidiary of Italy's ENI SpA (one of the world’s largest international energy companies), will manage all of the physical development and operations with respect to the Oyo Field under the Oyo Field PSC, including, but not limited to, the timing of drilling, production and related operations, the timing and amount of operational costs, the technology and service providers employed.  We would be materially adversely affected if NAE does not properly and efficiently manage operational and production matters, or becomes unable or unwilling to continue acting as the operating contractor under the Oyo Field PSC.

Stock sales following the issuance of the consideration shares to CAMAC in the CAMAC Transaction or issuance of shares to satisfy the Minimum Financing closing condition may affect the stock price of the Company’s Common Stock.

After the issuance of the consideration shares (as defined in the Purchase Agreement) to CAMAC in the CAMAC Transaction and issuance of shares to satisfy the Minimum Financing closing condition, the recipients of such shares may sell all or a substantial portion of their shares in the public market, which could result in downward pressure on the stock price of all the Company’s capital stock. Moreover, in connection with the issuance of the consideration shares to CAMAC, the Company will enter into a registration rights agreement with CAMAC, which agreement will provide CAMAC with rights to request that the Company file a registration statement to register the sale of Company capital stock held by CAMAC to the public, which registration could also result in downward pressure on the stock price of all the Company’s capital stock.

Following the Closing of the CAMAC Transaction, CAMAC will be our controlling stockholder, and CAMAC may take actions that conflict with the interests of the other stockholders.

Following the Closing of the CAMAC Transaction, CAMAC will beneficially own 62.74% of our outstanding shares of Common Stock.  Accordingly, subject to the voting agreement described above pursuant to which CAMAC has agreed to elect or remove the three directors designated by a PAPI Representative (as defined in the Purchase Agreement) for one year following the Closing, CAMAC will control the power to elect our directors, to appoint members of management and to approve all actions requiring the approval of the holders of our Common Stock, including adopting amendments to our Certificate of Incorporation and approving mergers, acquisitions or sales of all or substantially all of our assets, subject to certain restrictive covenants. The interests of CAMAC as our controlling stockholder could conflict with your interests as a holder of Company Common Stock. For example, CAMAC as our controlling stockholder may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in its judgment, could enhance its equity investment, even though such transactions might involve risks to you, as minority holders of the Company.

A substantial or extended decline in oil and natural gas prices may adversely affect our business, financial condition or results of operations.

The price NAE as operating contractor under the Oyo Field PSC may receives for production with respect to the Oyo Field will heavily influence our revenue, profitability, access to capital and future rate of growth. Oil is a commodity and, therefore, its price is subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the market for oil has been volatile. This market will likely continue to be volatile in the future. The prices NAE will receive for its production under the Oyo Field PSC with respect to the Oyo Field, and the levels of its production, depend on numerous factors beyond our and NAE’s control. These factors include the following:

•	changes in global supply and demand for oil;

•	the actions of the Organization of Petroleum Exporting Countries;

•	the price and quantity of imports of foreign oil;

•	political and economic conditions, including embargoes, in oil producing countries or affecting other oil-producing activity;

•	the level of global oil exploration and production activity;

•	the level of global oil inventories;

•	weather conditions;

•	technological advances affecting energy consumption;

•	domestic and foreign governmental regulations;

•	proximity and capacity of oil pipelines and other transportation facilities; and

•	the price and availability of alternative fuels.

Lower oil prices may not only decrease our revenues on a per unit basis but also may reduce the amount of oil that NAE can produce economically under the Oyo Field PSC with respect to the Oyo Field. A substantial or extended decline in oil prices may materially and adversely affect our future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures.

Fluctuations in exchange rates could result in foreign currency exchange losses.

Because some or all of our revenues arising under the Oyo Field PSC may be denominated in foreign currencies, including the Nigerian naira, European Union euro and British pound sterling, and our cash is denominated in U.S. dollars, fluctuations in the exchange rates between the U.S. dollar and foreign currencies will affect our balance sheet and earnings per share in U.S. dollars. In addition, we will report our financial results in U.S. dollars, and appreciation or depreciation in the value of such foreign currencies relative to the U.S. dollar would affect our financial results reported in U.S. dollars terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rates will also affect the relative value of earnings from and the value of any U.S. dollar-denominated investments we make in the future.

Very limited hedging transactions are available in the Federal Republic of Nigeria to reduce our exposure to exchange rate fluctuations with respect to the Nigerian naira, although there are many hedging transactions available with respect to the European Union euro and the British pound sterling. We have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedging transactions may be limited and we may not be able to successfully hedge our subsidiaries' exposure at all. In addition, our currency exchange losses with respect to the Nigerian naira may be magnified by Nigerian exchange control regulations that restrict our ability to convert Nigerian naira into foreign currency.

Risks Related to the Company’s Industry

The Company may not be successful in finding petroleum resources or developing resources, and if it fails to do so, the Company will likely cease operations.

The Company will be operating primarily in the petroleum extractive business; therefore, if it is not successful in finding crude oil and natural gas sources with good prospects for future production, and exploiting such sources, its business will not be profitable and it may be forced to terminate its operations. Exploring and exploiting oil and gas or other sources of energy entails significant risks, which risks can only be partially mitigated by technology and experienced personnel. The Company or any ventures it acquires or participates in may not be successful in finding petroleum or other energy sources; or, if it is successful in doing so, the Company may not be successful in developing such resources and producing quantities that will be sufficient to permit the Company to conduct profitable operations. The Company’s future success will depend in large part on the success of its drilling programs and creating and maintaining an inventory of projects. Creating and maintaining an inventory of projects depends on many factors, including, among other things, obtaining rights to explore, develop and produce hydrocarbons in promising areas, drilling success, ability to bring long lead-time, capital intensive projects to completion on budget and schedule, and efficient and profitable operation of mature properties. The Company’s inability to successfully identify and exploit crude oil and natural gas sources would have a material adverse effect on its business and results of operations and would, in all likelihood, result in the cessation of its business operations.

In addition to the numerous operating risks described in more detail in this prospectus supplement, exploring and exploitation of energy sources involve the risk that no commercially productive oil or gas reservoirs will be discovered or, if discovered, that the cost or timing of drilling, completing and producing wells will not result in profitable operations. The Company’s drilling operations may be curtailed, delayed or abandoned as a result of a variety of factors, including:

•	adverse weather conditions;

•	unexpected drilling conditions;

•	pressure or irregularities in formations;

•	equipment failures or accidents;

•	inability to comply with governmental requirements;

•	shortages or delays in the availability of drilling rigs and the delivery of equipment; and

•	shortages or unavailability of qualified labor to complete the drilling programs according to the business plan schedule.

The energy market in which the Company operates is highly competitive and the Company may not be able to compete successfully against its current and future competitors, which could seriously harm the Company’s business.

Competition in the oil and gas industry is intense, particularly with respect to access to drilling rigs and other services, the acquisition of properties and the hiring and retention of technical personnel. The Company expects competition in the market to remain intense because of the increasing global demand for energy, and that competition will increase significantly as new companies enter the market and current competitors continue to seek new sources of energy and leverage existing sources. Recently, higher commodity prices and stiff competition for acquisitions have significantly increased the cost of available properties. Many of the Company’s competitors, including large oil companies, have an established presence in Asia and the Pacific Rim countries and have longer operating histories, significantly greater financial, technical, marketing, development, extraction and other resources and greater name recognition than the Company does. As a result, they may be able to respond more quickly to new or emerging technologies, changes in regulations affecting the industry, newly discovered resources and exploration opportunities, as well as to large swings in oil and natural gas prices. In addition, increased competition could result in lower energy prices, and reduced margins and loss of market share, any of which could harm the Company’s business. Furthermore, increased competition may harm the Company’s ability to secure ventures on terms favorable to it and may lead to higher costs and reduced profitability, which may seriously harm its business.

The Company’s business depends on the level of activity in the oil and gas industry, which is significantly affected by volatile energy prices, which volatility could adversely affect its ability to operate profitably.

The Company’s business depends on the level of activity in the oil and gas exploration, development and production in markets worldwide. Oil and gas prices, market expectations of potential changes in these prices and a variety of political and economic and weather-related factors significantly affect this level of activity. Oil and gas prices are extremely volatile and are affected by numerous factors, including:

•	the domestic and foreign supply of oil and natural gas;

•	the ability of the Organization of Petroleum Exporting Countries, commonly called “OPEC,” to set and maintain production levels and pricing;

•	the price and availability of alternative fuels;

•	weather conditions;

•	the level of consumer demand;

•	global economic conditions;

•	political conditions in oil and gas producing regions; and

•	government regulations.

Within the past 12 months, light crude oil futures have ranged from below $35 per barrel to over $80 per barrel, and may continue to fluctuate significantly in the future. With respect to ventures in China, the prices the Company will receive for oil and gas, in connection with any of its production ventures, will likely be regulated and set by the government. As a result, these prices may be well below the market price established in world markets. Therefore, the Company may be subject to arbitrary changes in prices that may adversely affect its ability to operate profitably.

If the Company does not hedge its exposure to reductions in oil and gas prices, it may be subject to the risk of significant reductions in prices; alternatively, use by the Company of oil and gas price hedging contracts could limit future revenues from price increases.

To date, the Company has not entered into any hedging transactions but may do so in the future.  In the event that the Company chooses not to hedge its exposure to reductions in oil and gas prices by purchasing futures and by using other hedging strategies, it could be subject to significant reduction in prices which could have a material negative impact on its profitability. Alternatively, the Company may elect to use hedging transactions with respect to a portion of its oil and gas production to achieve more predictable cash flow and to reduce its exposure to price fluctuations. The use of hedging transactions could limit future revenues from price increases and could also expose the Company to adverse changes in basis risk, the relationship between the price of the specific oil or gas being hedged and the price of the commodity underlying the futures contracts or other instruments used in the hedging transaction. Hedging transactions also involve the risk that the counterparty does not satisfy its obligations.

The Company may be required to take non-cash asset write-downs if oil and natural gas prices decline, which could have a negative impact on the Company’s earnings.

Under applicable accounting rules, the Company may be required to write down the carrying value of oil and natural gas properties if oil and natural gas prices decline or if there are substantial downward adjustments to its estimated proved reserves, increases in its estimates of development costs or deterioration in its exploration results. Accounting standards require the Company to review its long-lived assets for possible impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable over time. In such cases, if the asset’s estimated undiscounted future cash flows are less than its carrying amount, impairment exists. Any impairment write-down, which would equal the excess of the carrying amount of the assets being written down over their fair value, would have a negative impact on the Company’s earnings, which could be material.

Risks Related to Chinese and Other International Operations

The Company’s Chinese and other international operations will subject it to certain risks inherent in conducting business operations in China and other foreign countries, including political instability and foreign government regulation, which could significantly impact the Company’s ability to operate in such countries and impact the Company’s results of operations.

The Company conducts substantially all of its business in China.  The Company’s Chinese operations and anticipated operations in other foreign countries are, and will be, subject to risks generally associated with conducting businesses in foreign countries, such as:

•	foreign laws and regulations that may be materially different from those of the United States;

•	changes in applicable laws and regulations;

•	challenges to, or failure of, title;

•	labor and political unrest;

•	foreign currency fluctuations;

•	changes in foreign economic and political conditions;

•	export and import restrictions;

•	tariffs, customs, duties and other trade barriers;

•	difficulties in staffing and managing foreign operations;

•	longer time periods in collecting revenues;

•	difficulties in collecting accounts receivable and enforcing agreements;

•	possible loss of properties due to nationalization or expropriation; and

•	limitations on repatriation of income or capital.

Specifically, foreign governments may enact and enforce laws and regulations requiring increased ownership by businesses and/or state agencies in energy producing businesses and the facilities used by these businesses, which could adversely affect the Company’s ownership interests in then existing ventures. The Company’s ownership structure may not be adequate to accomplish the Company’s business objectives in China or in any other foreign jurisdiction where the Company may operate. Foreign governments also may impose additional taxes and/or royalties on the Company’s business, which would adversely affect the Company’s profitability. In certain locations, governments have imposed restrictions, controls and taxes, and in others, political conditions have existed that may threaten the safety of employees and the Company’s continued presence in those countries. Internal unrest, acts of violence or strained relations between a foreign government and the Company or other governments may adversely affect its operations. These developments may, at times, significantly affect the Company’s results of operations, and must be carefully considered by its management when evaluating the level of current and future activity in such countries.

Compliance and enforcement of environmental laws and regulations, including those related to climate change, may cause the Company to incur significant expenditures and require resources, which it may not have.

Extensive national, regional and local environmental laws and regulations in China and other Pacific Rim countries are expected to have a significant impact on the Company’s operations. These laws and regulations set various standards regulating certain aspects of health and environmental quality, which provide for user fees, penalties and other liabilities for the violation of these standards. As new environmental laws and regulations are enacted and existing laws are repealed, interpretation, application and enforcement of the laws may become inconsistent. Compliance with applicable local laws in the future could require significant expenditures, which may adversely affect the Company’s operations. The enactment of any such laws, rules or regulations in the future may have a negative impact on the Company’s projected growth, which could in turn decrease its projected revenues or increase its cost of doing business.

A foreign government could change its policies toward private enterprise or even nationalize or expropriate private enterprises, which could result in the total loss of the Company’s investment in that country.

The Company’s business is subject to significant political and economic uncertainties and may be adversely affected by political, economic and social developments in China or in any other foreign jurisdiction in which it operates. Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activity, foreign investment and greater economic decentralization. The Chinese government may not continue to pursue these policies or may significantly alter them to the Company’s detriment from time to time with little, if any, prior notice.

Changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to stockholders, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on the Company’s business. Nationalization or expropriation could even result in the loss of all or substantially all of the Company’s assets and in the total loss of your investment in the Company.

Because the Company plans to conduct substantial business in China, fluctuations in exchange rates and restrictions on currency conversions could adversely affect the Company’s results of operations and financial condition.

The Company expects that it will conduct substantial business in China, and its financial performance and condition there will be measured in terms of the RMB.  It is difficult to assess whether a devaluation or revaluation (upwards valuation) of the RMB against the U.S. dollar would have an adverse effect on the Company’s financial performance and asset values when measured in terms of U.S. dollars. An increase in the RMB would raise the Company’s costs incurred in RMB; however, it is not clear whether the underlying cause of the revaluation would also cause an increase in the Company’s price received for oil or gas which would have the opposite effect of increasing the Company’s  margins and improving its  financial performance.

The Company’s financial condition could also be adversely affected as a result of its inability to obtain the governmental approvals necessary for the conversion of RMB into U.S. dollars in certain transactions of capital, such as direct capital investments in Chinese companies by foreign investors.

Currently, there are few means and/or financial tools available in the open market for the Company to hedge its exchange risk against any possible revaluation or devaluation of RMB. Because the Company does not currently intend to engage in hedging activities to protect against foreign currency risks, future movements in the exchange rate of the RMB could have an adverse effect on its results of operations and financial condition.

If relations between the United States and China were to deteriorate, investors might be unwilling to hold or buy the Company’s stock and its stock price may decrease.

At various times during recent years, the United States and China have had significant disagreements over political, economic and security issues. Additional controversies may arise in the future between these two countries. Any political or trade controversies between these two countries, whether or not directly related to the Company’s business, could adversely affect the market price of the Company’s Common Stock.

If the United States imposes trade sanctions on China due to its current currency policies, the Company’s operations could be materially and adversely affected.

Trade groups in the United States have blamed the cheap value of the Chinese currency for causing job losses in American factories, giving exporters an unfair advantage and making its imports expensive. Congress from time to time has been considering the enactment of legislation with the view of imposing new tariffs on Chinese imports. In 2005, the People’s Bank of China decided to strengthen the exchange rate of the Chinese currency to the U.S. dollar, revaluing the Chinese currency by 2.1% and introducing a “managed floating exchange rate regime.” Since that time, the exchange rate of the Chinese currency has been allowed to float against a basket of currencies.

If Congress deems that China is still gaining a trade advantage from its exchange currency policy and an additional tariff is imposed, it is possible that China-based companies will no longer maintain significant price advantages over U.S. and other foreign companies on their goods and services, and the rapid growth of China’s economy would slow as a result. If the United States or other countries enact laws to penalize China for its currency policies, the Company’s business could be materially and adversely affected.

A lack of adequate remedies and impartiality under the Chinese legal system may adversely impact the Company’s ability to do business and to enforce the agreements to which it is a party.

The Company anticipates that it will be entering into numerous agreements governed by Chinese law. The Company’s business would be materially and adversely affected if these agreements were not enforced. In the event of a dispute, enforcement of these agreements in China could be extremely difficult. Unlike the United States, China has a civil law system based on written statutes in which judicial decisions have little precedential value. The government’s experience in implementing, interpreting and enforcing certain recently enacted laws and regulations is limited, and the Company’s ability to enforce commercial claims or to resolve commercial disputes is uncertain. Furthermore, enforcement of the laws and regulations may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. These uncertainties could limit the protections that are available to the Company.

The Company’s stockholders may not be able to enforce United States civil liabilities claims.

Many of the Company’s assets are, and are expected to continue to be, located outside the United States and held through one or more wholly-owned subsidiaries incorporated under the laws of foreign jurisdictions, including Hong Kong and China. Similarly, a substantial part of the Company’s operations are, and are expected to continue to be, conducted in China and other Pacific Rim countries. In addition, some of the Company’s directors and officers, including directors and officers of its subsidiaries, may be residents of countries other than the United States. All or a substantial portion of the assets of these persons may be located outside the United States. As a result, it may be difficult for shareholders to effect service of process within the United States upon these persons. In addition, there is uncertainty as to whether the courts of China and other Pacific Rim countries would recognize or enforce judgments of United States courts obtained against the Company or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in these countries against the Company or such persons predicated upon the securities laws of the United States or any state thereof.

Risks Related to the Company’s Stock

The market price of the Company’s stock may be adversely affected by a number of factors related to the Company’s performance, the performance of other energy-related companies and the stock market in general.

The market prices of securities of energy companies are extremely volatile and sometimes reach unsustainable levels that bear no relationship to the past or present operating performance of such companies.

Factors that may contribute to the volatility of the trading price of the Company’s Common Stock include, among others:

•	the Company’s quarterly results of operations;

•	the variance between the Company’s actual quarterly results of operations and predictions by stock analysts;

•	financial predictions and recommendations by stock analysts concerning energy companies and companies competing in the Company’s market in general, and concerning the Company in particular;

•
public announcements of regulatory changes or new ventures relating to the Company’s business, new products or services by the Company or its competitors, or acquisitions, joint ventures or strategic alliances by the Company or its competitors;

•	public reports concerning the Company’s services or those of its competitors;

•	the operating and stock price performance of other companies that investors or stock analysts may deem comparable to the Company;

•	large purchases or sales of the Company’s Common Stock;

•	investor perception of the Company’s business prospects or the oil and gas industry in general; and

•	general economic and financial conditions.

In addition to the foregoing factors, the trading prices for equity securities in the stock market in general, and of energy-related companies in particular, have been subject to wide fluctuations that may be unrelated to the operating performance of the particular company affected by such fluctuations. Consequently, broad market fluctuations may have an adverse effect on the trading price of the Common Stock, regardless of the Company’s results of operations.

The limited market for the Company’s Common Stock may adversely affect trading prices or the ability of a shareholder to sell the Company’s  shares in the public market at or near ask prices or at all if a shareholder needs to liquidate its shares.

The market price for shares of the Company’s Common Stock has been, and is expected to continue to be, very volatile.  Numerous factors beyond the Company’s control may have a significant effect on the market price for shares of the Company’s Common Stock, including the fact that the Company is a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume.  Even if we came to the attention of such persons, they tend to be risk-averse and may be reluctant to follow an unproven, early stage company such as the Company or purchase or recommend the purchase of its shares until such time as the Company becomes more seasoned and viable. There may be periods of several days or more when trading activity in the Company’s shares is minimal as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. Due to these conditions, investors may not be able to sell their shares at or near ask prices or at all if investors need money or otherwise desire to liquidate their shares.

The Company’s issuance of Preferred Stock could adversely affect the value of the Company’s Common Stock.

The Company’s Amended and Restated Certificate of Incorporation authorizes the issuance of up to 50 million shares of Preferred Stock, which shares constitute what is commonly referred to as “blank check” Preferred Stock. Approximately 26 million shares of Preferred Stock are currently available for issuance. This Preferred Stock may be issued by the Board of Directors from time to time on any number of occasions, without stockholder approval, as one or more separate series of shares comprised of any number of the authorized but unissued shares of Preferred Stock, designated by resolution of the Board of Directors, stating the name and number of shares of each series and setting forth separately for such series the relative rights, privileges and preferences thereof, including, if any, the: (i) rate of dividends payable thereon; (ii) price, terms and conditions of redemption; (iii) voluntary and involuntary liquidation preferences; (iv) provisions of a sinking fund for redemption or repurchase; (v) terms of conversion to Common Stock, including conversion price; and (vi) voting rights. The designation of such shares could be dilutive of the interest of the holders of our Common Stock. The ability to issue such Preferred Stock could also give the Company’s Board of Directors the ability to hinder or discourage any attempt to gain control of the Company by a merger, tender offer at a control premium price, proxy contest or otherwise.

The Common Stock may be deemed “penny stock” and therefore subject to special requirements that could make the trading of the Company’s Common Stock more difficult than for stock of a company that is not “penny stock.”

The Company’s Common Stock may be deemed to be a “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stocks (i) with a price of less than five dollars per share; (ii) that are not traded on a “recognized” national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); or (iv) of issuers with net tangible assets of less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Exchange Act, and Rule 15g-2 promulgated thereunder, require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 promulgated under the Exchange Act requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Common Stock to resell their shares to third parties or to otherwise dispose of them.

The Company’s executive officers, directors and major stockholders hold a substantial amount of the Company’s Common Stock and may be able to prevent other stockholders from influencing significant corporate decisions.

As of March 1, 2010, the executive officers, directors and holders of 5% or more of the outstanding Common Stock together beneficially owned approximately 11.1% of the outstanding Common Stock (including as outstanding the 5 million additional shares in the recent registered direct offering). These stockholders, if they were to act together, would likely be able to significantly influence all matters requiring approval by stockholders, including the election of Directors and the approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying, deterring or preventing a change in control and may make some transactions more difficult or impossible to complete without the support of these stockholders.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting the placement agent fee and offering expenses payable by us of approximately $1,147,500, will be approximately $16,352,500 (without taking into account any cash payment for shares issuable upon exercise of the warrants issued in the offering).  We intend to use the net proceeds from this offering for working capital purposes, and we also may use the proceeds to (i) fund our acquisition of a Nigerian oil asset, pursuant to a  Purchase and Sale Agreement, dated November 18, 2009, between the Company, CAMAC Energy Holdings Limited and certain of its affiliates (“CAMAC”), as described in our Preliminary Proxy Statement on Schedule 14A, filed with the SEC on December 31, 2009 , pursuant to which we agreed to acquire all of CAMAC’s interest in a Production Sharing Contract with respect to that certain oilfield asset known as the Oyo Field (the “Contract Rights”), which began production in December 2009, and (ii) fund other asset acquisitions and ventures.  Pending these uses, we intend to invest our net proceeds from this offering primarily in cash, or cash equivalents.

PRICE RANGE OF OUR COMMON STOCK

The Common Stock has been listed on the NYSE Amex under the symbol “PAP” since November 5, 2009.  Prior to being listed on the NYSE Amex, the Common Stock was quoted on the OTC Bulletin Board under the symbol “PFAP.OB” between
May 8, 2008 and November 4, 2009, and on the Pink Sheets under the symbol “PFAP.PK.” The table below sets forth the high and low last bid prices for the Common Stock for each fiscal quarter as reported by Pink Sheets LLC for all of 2008. These prices do not reflect retail mark-ups, markdowns or commissions and may not represent actual transactions.   For 2009 it shows the high and low price as reported by the OTC Bulletin Board and NYSE Amex including intra-day trading prices (as applicable) as reported by Yahoo.com.

Fiscal year ended December 31, 2010:	High	Low
First quarter (through March 1, 2010)	$5.15	$3.50

Fiscal year ended December 31, 2009:	High	Low
First quarter	$1.15	$0.35
Second quarter	2.41	0.75
Third quarter	3.70	1.50
Fourth quarter	5.75	3.15

Fiscal year ended December 31, 2008:	High	Low
First quarter	$17.00	$7.50
Second quarter	22.00	14.50
Third quarter	17.05	1.82
Fourth quarter	1.93	0.45

As of March 1, 2010, there were approximately 91 registered holders of record of our common stock, and there are an estimated 6,700 beneficial owners of our common stock, including shares held in street name.  The last reported sale price of our common stock on the NYSE Amex on March 1, 2010 was $4.22 per share.

DIVIDEND POLICY

We have not, to date, paid any cash dividends on our Common Stock. We have no current plans to pay dividends on our Common Stock and intend to retain earnings, if any, for working capital purposes. Any future determination as to the payment of dividends on our Common Stock will depend upon our results of operations, capital requirements, financial condition and other relevant factors.

Our Board of Directors has complete discretion on whether to pay dividends, subject to the approval of our shareholders. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering (1) up to 4,146,922 shares of our common stock, at a price of $4.22 per share for aggregate gross proceeds of $17.5 million, (2) warrants to purchase up to 1,658,769  shares of our common stock (and the shares of common stock issuable from time to time upon exercise of these warrants), with an exercise price of $4.50 per share, exercisable immediately until the 42 month anniversary of the closing (the “Series C Warrants”), and (3) warrants to purchase up to 1,658,769 shares of our common stock (and the shares of common stock issuable from time to time upon exercise of these warrants), with an exercise price of $4.12 per share, exercisable immediately until December 5, 2010 (the “Series D Warrants;” together with the Series C Warrants, the “Warrants”), to selected institutional investors under a securities purchase agreements, each dated March 2, 2010, between us and each of the investors.  The common stock and the warrants will be issued separately but will be purchased together in the offering. This prospectus supplement also relates to the offering of shares of common stock upon the exercise, if any, of the warrants issued in this offering.

Common Stock

The material terms and provisions of our common stock are described in the sections entitled "Description of Capital Stock" and "Common Stock" in the accompanying prospectus. The shares of common stock issued in this offering will be, when issued and paid for in accordance with the securities purchase agreement, duly and validly authorized, issued and fully paid and non-assessable.

Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to, and qualified in its entirety by, the form of warrants, which will be provided to the investors in this offering and was filed as an exhibit to Current Report on Form 8-K filed with the Commission on or about March 3, 2010.

Series C Warrants

The Series C Warrants to be issued in this offering represent the right to purchase up to an aggregate of 1,658,769 shares of common stock. The Series C Warrants are exercisable beginning on the closing date and expire on the 42 month anniversary of the closing date.  Each Series C Warrant has an exercise price of $4.50 per share.

Series D Warrants

The Series D Warrants to be issued in this offering represent the right to purchase up to an aggregate of 2 million shares of common stock. The Series D Warrants are exercisable beginning on the closing date and expire on December 5, 2010.   Each Series D Warrant has an exercise price of $4.12 per share.

General

Exercisability. A holder of warrants does not have the right to exercise any portion of the warrant if such holder would beneficially own in excess of 4.99% of the shares of our common stock outstanding immediately after giving effect to such exercise. This percentage may, however, be raised or lowered to an amount not to exceed 9.99% at the option of the holder upon at least 61 days’ prior notice from the holder to us.

Transferability. The warrants may be transferred at the option of the holder upon surrender of the warrants with the appropriate instruments of transfer.

Purchase Rights. If we consummate any fundamental transaction, as described in the warrants, which generally includes any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding common stock, the sale of all or substantially all of our assets, or another transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of warrants will thereafter receive upon exercise of the warrants the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or conversion of such warrants would have been entitled upon such consolidation, merger or other transaction, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock for which the warrant is exercisable immediately prior to such fundamental transactions.

Exchange Listing. We plan on making an application to list the common stock underlying the warrants on the NYSE Amex.

Rights as Stockholder. Except as otherwise provided in the warrants (such as the rights described above of a warrant holder upon our sale or grant of any rights to purchase stock, warrants or securities or other property to our stockholders on a pro rata basis) or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, dividends or other rights as our stockholder, until they exercise their warrants.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the warrants. Rather, the number of shares of common stock to be issued will be rounded down to the nearest whole number.

PLAN OF DISTRIBUTION

We are offering our securities through a placement agent. Subject to the terms and conditions contained in a placement agency agreement, dated March 2, 2010, Rodman & Renshaw, LLC has agreed to act as the exclusive placement agent for the sale of up to 4,146,922 shares of our common stock and warrants to purchase up to 3,317,538 shares of our common stock.  The placement agent is not purchasing or selling any shares or warrants by this prospectus supplement or the accompanying prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of our common stock or warrants, but have agreed to use its best efforts to arrange for the sale of all securities being offered in this offering.

Confirmations and definitive prospectuses will be distributed to all investors who agree to purchase the securities in this offering, informing investors of the closing date as to such units. We currently anticipate that closing of the sale of the securities we are offering will take place on or about March 5, 2010. Investors will also be informed of the date and manner in which they must transmit the purchase price for their securities purchased.

On the scheduled closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price for the securities we sell;

•	we will deliver to each of the investors, through the Deposit Withdrawal Agent Commission system, the shares of common stock being purchased; and

•	Rodman & Renshaw, LLC will receive the placement agent’s fee in accordance with the terms of the placement agency agreement.

Pursuant to the placement agency agreement, we have agreed to pay to the placement agent an aggregate cash fee equal to 6% of the aggregate gross proceeds raised in connection with the offering. Subject to compliance with FINRA Rule 5110(f)(2)(D), we will also reimburse the placement agent for legal and other expenses incurred by it in connection with this offering in an amount equal to 0.8% of the aggregate offering proceeds but in no event more than $25,000.  The placement agent also will receive warrants to purchase up to 124,408 shares of common stock or 3.0% of the aggregate number of shares of common stock included in the units that are sold in the offering with an exercise price of $5.275 per share (125% of the public offering price).  The warrants will be immediately exercisable and will have an expiration date of February 3, 2015 (the five year anniversary of the effective date of the Registration Statement that this prospectus is a part of). Pursuant to FINRA Rule 5110(g), for a period of six months after the issuance date of the Rodman warrant, neither the Rodman warrant nor any warrant shares issued upon exercise of the Rodman warrant shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security:

(i)	by operation of law or by reason of reorganization of the Company;

(ii)
to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period;

(iii)	if the aggregate amount of securities of the Company held by the holder of the Rodman warrant or related person do not exceed 1% of the securities being offered;

(iv)
that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

(v)	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

The following table shows the per share and total fees we will pay to the placement agents in connection with the sale of our securities offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby and excluding proceeds that we may receive upon exercise of the warrants.

Per share placement agent fee	$0.2532

Total placement agent fees	$1,050,000

We have agreed to indemnify the placement agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the placement agency agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

The placement agency agreement is included as an exhibit to our Current Report on Form 8-K that we filed with the Commission on or about March 3, 2010.

From time to time in the ordinary course of business, the placement agent or its affiliates may in the future engage in investment banking and/or other services with us for which they may receive compensation, but we have no current agreement in place with the placement agent.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, telephone (212) 509-4000.

Our common stock is traded on the NYSE Amex under the symbol “PAP.”

LEGAL MATTERS

The validity of the issuance of the securities being offered by this prospectus supplement will be passed upon by Pillsbury Winthrop Shaw Pittman LLP, Washington, D.C.  Weinstein Smith LLP, New York, New York, will pass upon certain matters relating to this offering for Rodman & Renshaw, LLC.

EXPERTS

Our consolidated financial statements appearing in our Annual Report (Form 10-K) for the years ended December 31, 2009, 2008 and 2007, and the effectiveness of our internal control over financial reporting as of December 31, 2009, have been audited by RBSM LLP, an independent registered public accounting firm, as set forth in its reports thereon, which conclude that we maintained effective internal control over financial reporting as of December 31, 2008, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

No expert or counsel named in this prospectus supplement as having prepared or certified any part of this prospectus supplement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus supplement, and the information that we file later with the SEC will automatically update and supersede the information contained in this prospectus supplement.  We incorporate by reference the following documents that we have filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act (excluding current reports or portions thereof which are furnished to but are not filed with the SEC under Items 2.02 or 7.01 of Form 8-K, unless such current reports or portions thereof specifically reference their contents as being filed): (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 2, 2010; (ii) our Current Report on Form 8-K filed with the SEC on March 3, 2010; (iii) the description of our common stock set forth in our registration statement on Form 8-A, filed on November 3, 2009 pursuant to Section 12(b) of the Securities Exchange Act, including any amendment or report updating such description; and (iv) all of our filings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of the initial registration statement and prior to the termination of this offering.

All documents that we file after the date of this prospectus supplement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, are incorporated by reference into this prospectus supplement and will automatically update information in this prospectus supplement; provided, however, that notwithstanding the forgoing, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement. The information contained in any such filing will be deemed to be a part of this prospectus supplement, commencing on the date on which the document is filed.

You should rely only upon the information incorporated by reference or provided in this prospectus supplement or the prospectus.  We have not authorized anyone else to provide you with any other information.  You should not assume that the information in this prospectus supplement or the prospectus is accurate as of any date other than the date on the front page of those documents.

You may request a copy of these filings, at no cost, by written or oral request made to us to the attention of:  Corporate Secretary, 250 East Hartsdale Avenue, Hartsdale, New York 10530, Tel.: (914) 472-6070. If you request a copy of any or all of the documents incorporated by reference, we will send to you the copies you request. However, we will not send exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, prospectuses and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. The SEC also maintains an internet website, at http://www.sec.gov, that contains our filed reports, proxy and information statements and other information that we file electronically with the SEC. Additionally, we make these filings available, free of charge, on our website at www.papetroleum.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus supplement and is not incorporated by reference into this document.

We have filed a registration statement on Form S-3 with the SEC with respect to the securities offered in this offering. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits filed as part of the registration statement. For further information about us and the securities offered in this offering, you may refer to the registration statement and its exhibits and schedules as well as the documents described herein or incorporated herein by reference. Statements contained in this prospectus supplement concerning the contents of any contract or any other document are not necessarily complete.  If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus supplement relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You can review and copy these documents at the public reference facilities maintained by the SEC or on the SEC's website as described above.

PROSPECTUS

$100,000,000

PACIFIC ASIA PETROLEUM, INC.

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may offer, issue and sell from time to time our common stock, preferred stock, debt securities, warrants or units up to $100,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies in one or more issuances. This prospectus provides a general description of offerings of these securities that we may undertake.

This prospectus provides you with a general description of the securities we may offer. Each time we sell shares of our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference,” before you make your investment decision.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Our common stock is listed on the NYSE Amex Equities under the symbol “PAP.” On December 17, 2009, the last reported per share sale price of our common stock was $4.73.  You are urged to obtain current market quotations of our common stock before purchasing any of the shares being offered for sale pursuant to this prospectus.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in the securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully consider the risk factors beginning on page 3 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 18, 2009

INFORMATION CONTAINED IN THIS PROSPECTUS

You should rely only on the information we have provided or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus. No person has been authorized to give any information or to make any representation not contained in this prospectus in connection with the offering of our securities and, if given or made, no one may rely on such unauthorized information or representations. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy these securities in any jurisdiction in which such offer or solicitation may not be legally made. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our securities.

In this prospectus and any prospectus supplement, unless otherwise indicated, references in this prospectus to “China” and “PRC” are references to the People's Republic of China, references to “Hong Kong” are to the Hong Kong Special Administrative Region of China, and references to “PAP”, “we,” “us,” or “our” and the “Company” are references to the combined business of Pacific Asia Petroleum, Inc. and its wholly-owned subsidiaries and joint venture companies, including, (i) Pacific Asia Petroleum, Limited, a Hong Kong company (“PAPL”), (ii) Inner Mongolia Production Company (HK) Limited, a Hong Kong company (“IMPCO HK”), (iii) Pacific Asia Petroleum (HK) Limited, a Hong Kong company, (iv) Inner Mongolia Sunrise Petroleum Co. Ltd,, a PRC joint venture company 97% owned by IMPCO HK and 3% owned by Beijing Jinrun Hongda Technology Co., Ltd., an unaffiliated PRC corporation, (v) Pacific Asia Petroleum Energy, Ltd. (“PAPE”), a Hong Kong company 70% owned by PAP and 30% owned by Best Source Group Holdings Limited, an unaffiliated Hong Kong company, (vi) Beijing Dong Fang Ya Zhou Petroleum Technology Services Ltd., a PRC joint venture company 75.5% by PAPE and 24.5% by Mr. Li Xiangdong, and (vii) CAMAC Petroleum Limited, a Nigerian company (collectively, the “Company”).

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may offer shares of common stock, preferred stock, debt securities, warrants or units described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. Each time we offer such securities we will provide a prospectus supplement that will contain more specific information about the securities offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.” THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

SUMMARY

This summary highlights information about us and the securities being offered by this prospectus. This summary is not complete and may not contain all of the information that you should consider prior to investing in our securities. You should read this prospectus, including all documents incorporated herein by reference, together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

Overview of Our Business

We are a development stage company formed to develop new energy ventures, directly and through joint ventures and other partnerships in which we may participate. Members of the Company’s senior management team have experience in the fields of petroleum engineering, geology, field development and production, operations, international business development and finance. Several members of the Company’s management team have held management and executive positions with Texaco Inc. and have managed energy projects in China and elsewhere in Asia and other parts of the world. Members of the Company’s management team also have experience in oil drilling, operations, geology, engineering and sales in China’s energy sector.  The Company considers itself currently to be engaged in a single business segment--oil and gas exploration, development and production.

Corporate Structure

The following chart reflects our current corporate organizational structure:

Principal Executive Offices

The Company’s executive offices are located at 250 East Hartsdale Ave., Suite 47, Hartsdale, New York 10530. The Company also has an office located in Beijing, China. PAP may be contacted by telephone at (914) 472-6070. We maintain a website at www.papetroleum.com that contains information about us, but that information is not a part of this prospectus.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risk factors, and you may lose all or any part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the United States Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases like “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “target,” “expects,” “management believes,” “we believe,” “we intend,” “we may,” “we will,” “we should,” “we seek,” “we plan,” the negative of those terms, and similar words or phrases. We base these forward-looking statements on our expectations, assumptions, estimates and projections about our business and the industry in which we operate as of the date of this prospectus. These forward-looking statements are subject to a number of risks and uncertainties that cannot be predicted, quantified or controlled and that could cause actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Statements in this prospectus and in documents incorporated into this prospectus, including those set forth below in “Risk Factors,” describe factors, among others, that could contribute to or cause these differences.

Because the factors discussed in this prospectus or incorporated by reference could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, which may include, among other things: acquisitions; working capital; capital expenditures; research and development expenditures; investments; and repayment of debt.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES

 The following table shows our ratio of earnings to combined fixed charges for the periods indicated:
	Nine Months Ended September 30,	Year Ended December 31,			From Inception (August 25, 2005) through December 31,
	2009	2008	2007	2006	2005(1)

Ratio of earnings to fixed charges:	(143)	(148)	(89)	(114)	-

(1) During period ended December 31, 2005, we did not incur any interest expense or other fixed charges, therefore, a ratio of earnings to combined fixed charges is not applicable.

We have computed the ratio of earnings to combined fixed charges set forth above by dividing losses from continuing operations by fixed charges. For the purpose of determining the ratios, earnings include pre-tax loss from continuing operations, excluding non-controlling interests and fixed charges. “Fixed charges” is primarily interest within rental expense, which is estimated to be one-third of rental expense.

DESCRIPTION OF CAPITAL STOCK

 The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock, $0.001 par value per share, and 50,000,000 shares of Preferred Stock, $0.001 par value per share, of which 30,000,000 shares have been designated as “Series C Convertible Preferred Stock,” 6,291,048 of which remain issuable following the automatic conversion of 23,708,952 shares of the Company’s Series C Convertible Preferred Stock as a result of the Autoconversion (please refer to “Description of Capital Stock—Series C Convertible Preferred Stock” below). The following is a summary of the rights of the Company’s authorized capital stock:

Common Stock

We are authorized to issue up to 300,000,000 shares of common stock, par value $0.001 per share. As of December 18, 2009, we have 44,044,127 shares of common stock issued and outstanding.

Each common share entitles the holder to one vote on all matters submitted to a vote of our stockholders. When a dividend is declared by the Company’s board of directors, all stockholders are entitled to receive a fixed dividend subject to preferences applicable to any series of preferred stock that may be issued in the future. All shares of our common stock issued by the Company are of the same class, and have equal liquidation, preference, and adjustment rights subject to preferences applicable to any series of preferred stock that may be issued in the future. Holders of outstanding shares of our common stock have no preemptive, conversion or redemptive rights.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Our independent stock transfer agent is Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004. Their telephone number is (212) 509-4000.

Series C Convertible Preferred Stock

Pursuant to the Amended and Restated Certificate of Incorporation of PAP, dated May 2, 2007, as a result of the average closing sales price of PAP’s Common Stock exceeding $3.125 per share for twenty consecutive trading days, upon the close of trading on June 5, 2007, all of PAP’s 23,708,952 shares of issued and outstanding Series C Convertible Preferred Stock were automatically converted on a 1:1 basis into a total of 23,708,952 shares of Common Stock of PAP (the “Autoconversion”).

Undesignated Preferred Stock

Our Amended and Restated Certificate of Incorporation permits us to issue up to 50,000,000 shares of our preferred stock in one or more Series Cnd with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders.

The rights, privileges, preferences and restrictions of any such series may be subordinated to, made pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or made senior to any of those of any present or future class or series of preferred stock or common stock. The powers, preferences, rights and qualifications, limitations and restrictions of the preferred stock or any other series of preferred stock will be fixed by the certificate of designation relating to such Series Cnd, if offered by us, will be set forth in the applicable prospectus supplement, which will specify the terms of the preferred stock, including, but not limited to:

•	the maximum number of shares in the Series Cnd the distinctive designation;
•	the terms on which dividends, if any, will be paid;
•	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;
•	the voting rights, if any, of the shares of the series;
•	the rights and terms of redemption (including sinking and purchase fund provisions); and
•	the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued series of preferred stock.

There shall be no limitation or restriction on any variation between any of the different series of preferred stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of preferred stock may, except as otherwise expressly provided in any prospectus supplement or document incorporated by reference, as applicable, vary in any and all respects as fixed and determined by the resolution or resolutions of our board of directors or any committee thereof, providing for the issuance of the various series; provided, however, that all shares of any one series of preferred stock shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of our board of directors with respect to one or more series of preferred stock, the entire voting power and all voting rights shall be vested exclusively in the common stock, and each holder of shares of our common stock who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in such stockholder’s name on our books.

Anti-Takeover Provisions of Delaware Law and Charter Provisions

We are not subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. In general, Section 203 prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•	the board of directors approved the transaction in which such stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

•
upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers; or

•
the person became an interested stockholder, on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders.

A “business combination” generally includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. Our decision to opt out of Section 203 would allow any interested stockholder to transfer shares in excess of 15% of our voting stock to a third party free of the restrictions imposed by Section 203. This could make us more vulnerable to takeovers that are completed without the approval of our board of directors and without giving us the ability to prohibit or delay such takeovers as effectively. These provisions could also limit the price that investors may be willing to pay in the future for shares of our common stock.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain various provisions intended to promote the stability of our stockholder base and render more difficult certain unsolicited or hostile attempts to take us over, that could disrupt us, divert the attention of our directors, officers and employees and adversely affect the independence and integrity of our business. These provisions include:

•
Special Meetings of Stockholders — Our Amended and Restated Bylaws provide that special meetings of the stockholders may only be called by our Chairman, our board of directors, or upon written notice to our board of directors by our stockholders holding not less than 25% of our outstanding voting capital stock.

•	Amendment of By-laws — Our Amended and Restated Bylaws may be amended by our board of directors alone.

•
Advance Notice Procedures — Our Amended and Restated Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders. At an annual meeting, our stockholders elect a board of directors and transact such other business as may properly be brought before the meeting. By contrast, at a special meeting, our stockholders may transact only the business for the purposes specified in the notice of the meeting.

•	No cumulative voting — Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws do not include a provision for cumulative voting in the election of directors.

•	Vacancies — Our Amended and Restated Bylaws provide that vacancies on our board may be filled by a majority of directors in office, although less than a quorum, and not by the stockholders.

•
Preferred Stock — Our Amended and Restated Certificate of Incorporation allow us to issue up to 50,000,000 shares of undesignated preferred stock with rights senior to those of the common stock and that otherwise could adversely affect the rights and powers, including voting rights, of the holders of common stock. In some circumstances, this issuance could have the effect of decreasing the market price of the common stock as well as having the anti-takeover effect discussed above.

•
Authorized but Unissued Shares — Our board of directors may cause us to issue our authorized but unissued shares of common stock in the future without stockholders' approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, and merger or otherwise.

  DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or traded separate and apart from the common stock, preferred stock and/or debt securities. Each series of warrants will be issued under a warrant agreement all as set forth in the prospectus supplement. A copy of the form of warrant agreement, including any form of warrant certificates representing the warrants, reflecting the provisions to be included in the warrant agreements and/or warrant certificates that will be entered into with respect to particular offerings of warrants, will be filed as an exhibit to a Form 8-K to be incorporated into the registration statement of which this prospectus constitutes a part prior to the issuance of any warrants.

The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, any warrant agreement relating to such warrants and the warrant certificates, including but not limited to the following:

•	the offering price or prices;

•	the aggregate amount of securities that may be purchased upon exercise of such warrants and minimum number of warrants that are exercisable;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

•	the date on and after which such warrants and the related securities, if any, will be transferable separately;

•
the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

•	any material risk factors, if any, relating to such warrants;

•	the identity of any warrant agent; and

•	any other terms of such warrants (which shall not be inconsistent with the provisions of the warrant agreement).

The terms of the warrants that we offer may or may not have the same material terms as the Company's currently outstanding warrants.

In connection with a Company private placement that closed May 7, 2007, the Company issued to certain private placement agents net-exercisable warrants to purchase an aggregate of 1,860,001 shares of Company Common Stock at prices ranging between $1.25 and $1.50 per share, which warrants will expire on May 7, 2012.  As of December 18, 2009, the Company had warrants outstanding to purchase (i) an aggregate of 1,060,888 shares of Common Stock at a price per share of $1.25; (ii) an aggregate of 200,000 shares of Common Stock at a price per share of $1.375; and (iii) an aggregate of 200,000 shares of Common Stock at a price per share of $1.50.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on the securities purchasable upon such exercise, statutory appraisal rights or the right to vote such underlying securities.

Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities that we may issue. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

We may issue, from time to time, debt securities, in one or more series, that will consist of senior debt, senior subordinated debt or subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. The debt securities that we may offer will be issued under an indenture between us and an entity, identified in the applicable prospectus supplement, as trustee. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. We may, without the consent of the holders of any series, increase the principal amount of securities in that series in the future, on the same terms and conditions and with the same CUSIP numbers as that series. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics. Material U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

•	the title and authorized denominations of the series of debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	whether such debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

•	the price or prices at which the debt securities will be issued;

•	the date or dates on which principal is payable;

•
the place or places where and the manner in which principal, premium or interest, if any, will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

•	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	our rights or obligations to redeem or purchase the debt securities;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	the currency or currencies of payment of principal or interest;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount;

•	the terms, if any, under which any debt securities will rank junior to any of our other debt;

•	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•
if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•	the provisions, if any, relating to any collateral provided for the debt securities;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

•	the nature and terms of any security for any secured debt securities; and

•	any other specific terms of any debt securities.

The applicable prospectus supplement will present material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Senior Debt Securities

Payment of the principal of, premium and interest, if any, on senior debt securities will rank on a parity with all of our other secured/unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities and any credit facility. We will state in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, including our senior debt securities and senior subordinated debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Conversion or Exchange Rights

Our debt securities may be convertible into or exchangeable for shares of our equity securities or other securities that are covered by this prospectus. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, shall have occurred and be continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The term “Event of Default,” when used in the indenture, unless otherwise indicated, means any of the following:

•	failure to pay interest for 30 days after the date payment is due and payable;

•	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

•	failure to make sinking fund payments when due;

•	failure to perform other covenants for 60 days after notice that performance was required;

•	events in bankruptcy, insolvency or reorganization relating to us; or

•	any other Event of Default provided in the applicable officer's certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

If an Event of Default with respect to any series of senior debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of senior debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of senior debt securities of equal ranking (or, if any of such senior debt securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of such equal ranking and not the holders of the debt securities of any one of such series of senior debt securities.

If an Event of Default with respect to any series of subordinated securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of subordinated securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of subordinated securities of equal ranking (or, if any of such subordinated securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of equal ranking and not the holders of the debt securities of any one of such series of subordinated securities.

The holders of not less than a majority in aggregate principal amount of the debt securities of all affected series of equal ranking may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization of us occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of such default;

•	the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series of equal ranking have requested that the trustee institute the action;

•	the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series of equal ranking.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities or in unregistered form with or without coupons. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for registered debt securities:

•
ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

•
upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities represented by a registered global security will designate the accounts to be credited; and

•
ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within 60 days. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium and interest, if any, on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

•
we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium and interest, if any, on all outstanding debt securities of the series;

•
we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders' U.S. federal income tax treatment of principal, premium and interest, if any, payments on the series of debt securities; and

•
in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium and interest, if any, on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on such date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities and provide the terms and conditions for the release or substitution of the security;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	add any additional events of default;

•	cure any ambiguity or correct any inconsistency or defect in the indenture;

•
add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•	establish the forms or terms of debt securities of any series;

•	eliminate any conflict between the terms of the indenture and the Trust Indenture Act of 1939;

•
evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

•
make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of Subordinated Securities of equal ranking, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption or impair or affect any right of redemption at the option of the holder of the debt security;

•	change the currency in which the principal, premium or interest, if any, is payable;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	alter provisions of the relevant indenture relating to the debt securities not denominated in U.S. dollars;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any and all affected series of equal ranking, by notice to the relevant trustee, may on behalf of the holders of the debt securities of any and all such series of equal ranking waive any default and its consequences under the indenture except:

•	a continuing default in the payment of interest on, premium, if any, or principal of, any such debt security held by a nonconsenting holder; or

•	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each Series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture.

Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium and interest, if any, on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that Series Ct an office designated by the trustee.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any and all affected series of debt securities of equal ranking then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, provided that the direction:

•	would not conflict with any rule of law or with the relevant indenture;

•	would not be unduly prejudicial to the rights of another holder of the debt securities; and

•	would not involve any trustee in personal liability.

The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee's power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no incorporator and no past, present or future stockholder, officer or director of ours or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	The name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock, which are listed on the NYSE Amex Equities. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE Amex Equities, subject to official notice of issuance. We may elect to list any series of debt securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

 The validity of the issuance of the securities being offered by this prospectus will be passed upon by Pillsbury Winthrop Shaw Pittman LLP, Washington, D.C.

EXPERTS

Our consolidated financial statements appearing in our Annual Report (Form 10-K) for the years ended December 31, 2008, 2007 and 2006, and the effectiveness of our internal control over financial reporting as of December 31, 2008, have been audited by RBSM LLP, an independent registered public accounting firm, as set forth in its reports thereon, which conclude that we maintained effective internal control over financial reporting as of December 31, 2008, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede the information contained in this prospectus.  We incorporate by reference the following documents that we have filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act (excluding current reports or portions thereof which are furnished to but are not filed with the SEC under Items 2.02 or 7.01 of Form 8-K, unless such current reports or portions thereof specifically reference their contents as being filed): (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on February 27, 2009, as amended on April 30, 2009; (ii) our Quarterly Report on Form 10-Q for the first quarter ended March 31, 2009, filed with the SEC on May 11, 2009; (iii) our Quarterly Report on Form 10-Q for the second quarter ended June 30, 2009, filed with the SEC on August 6, 2009; (iv) our Quarterly Report on Form 10-Q for the third quarter ended September 30, 2009, filed with the SEC on November 9, 2009; (v) our Current Report on Form 8-K filed with the SEC on February 3, 2009; (vi) our Current Report on Form 8-K filed with the SEC on March 3, 2009; (vii) our Current Report on Form 8-K filed with the SEC on March 4, 2009; (viii) our Current Report on Form 8-K filed with the SEC on April 28, 2009; (ix) our Current Report on Form 8-K filed with the SEC on May 13, 2009; (x) our Current Report on Form 8-K filed with the SEC on May 15, 2009; (xi) our Current Report on Form 8-K filed with the SEC on June 23, 2009; (xii) our Current Report on Form 8-K filed with the SEC on July 29, 2009; (xiii) our Current Report on Form 8-K filed with the SEC on November 23, 2009; (xiv) the description of our common stock set forth in our registration statement on Form 8-A, filed on November 3, 2009 pursuant to Section 12(b) of the Securities Exchange Act, including any amendment or report updating such description; and (xv) all of our filings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of the initial registration statement and prior to the termination of this offering.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus.  Reports we file with the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference in this prospectus. All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus.  Investors should review these reports as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

You should rely only upon the information incorporated by reference or provided in this prospectus or any prospectus supplement.  We have not authorized anyone else to provide you with any other information.  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

You may request a copy of these filings, at no cost, by written or oral request made to us to the attention of:  Corporate Secretary, 250 East Hartsdale Avenue, Hartsdale, New York 10530, Tel.: (914) 472-6070. If you request a copy of any or all of the documents incorporated by reference, we will send to you the copies you request. However, we will not send exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, prospectuses and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. The SEC also maintains an internet website, at http://www.sec.gov, that contains our filed reports, proxy and information statements and other information that we file electronically with the SEC. Additionally, we make these filings available, free of charge, on our website at www.chinacpby.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

We have filed a registration statement on Form S-3 with the SEC with respect to the securities offered in this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits filed as part of the registration statement. For further information about us and the securities offered in this offering, you may refer to the registration statement and its exhibits and schedules as well as the documents described herein or incorporated herein by reference. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You can review and copy these documents at the public reference facilities maintained by the SEC or on the SEC's website as described above.

INDEMNIFICATION

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the indemnification to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was our director or officer, or serves or served any other enterprise as a director or officer at our request.  Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws also provide that, to the fullest extent permitted by law, we may provide for the indemnification of, and advancement of expenses to, any agents of the Company (and any other persons to which Delaware law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders and others.  This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable.  In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted.  We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

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PROSPECTUS SUPPLEMENT

March 3, 2010

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Rodman & Renshaw, LLC